EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 20, 1998, with respect to the consolidated financial statements of Orion Network Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997:

     Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-97444) pertaining to the Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan;

     Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-19021) pertaining to the Orion Network Systems, Inc. Employee Stock Purchase Plan and the Orion Network Systems, Inc. 401(k) Profit Sharing Plan;

     Registration Statement (Form S-8 No. 333-24213) pertaining to the Orion Network Systems, Inc. Non-Employee Director Stock Option Plan;

     Registration Statement (Form S-8 No. 333-32457) pertaining to the Orion Network Systems, Inc. 1997 Stock Option Plan;

     Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-19167) on Form S-3 pertaining to the Warrants;

     Registration   Statement  (Form  S-3  No.  333-40123)   pertaining  to  the
     registration  of 5,052,202  shares of common stock dated November 13, 1997;
     and

     Proxy Statement of Orion Network Systems, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-46407) and related Prospectus of Loral Space & Communications Ltd. dated February 17, 1998

                                                   /s/ Ernst & Young LLP


Washington D.C.
March 18, 1998